Exhibit 10.10

LIMITED LIABILITY COMPANY AGREEMENT
OF
ELEVENTH AVENUE HOLDINGS LLC
(A Delaware Limited Liability Company)

This LIMITED LIABILITY COMPANY AGREEMENT ELEVENTH AVENUE HOLDINGS LLC (this “Agreement”), effective as of June 12, 2015, is made and entered into by TABLE Eleventh Avenue LLC (“Managing Member”) and JAEB, LLC (“Member”, and together the “Members”).

WHEREAS, the Company was formed by the filing of a Certificate of Formation with the Secretary of State of Delaware (the “Secretary”) on June 12, 2015 for the purpose described below; and

WHEREAS, the Members wish to enter into this Agreement in order to set forth their binding agreement as to the affairs of the Company, the conduct of its business and the rights and obligations of the Members.

NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

1.          Name. The name of the Company is Eleventh Avenue Holdings LLC, or such other name as may be selected by the Managing Member.

2.          Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act of activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time, or any successor statute thereto (the “Act”) and engaging in any and all activities necessary or incidental to the foregoing.

3.          Registered Office. The address of the registered office of the Company in the State of Delaware is 615 S. DuPont Highway, Dover, County of Kent, Delaware 19901.

4.          Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is National Corporate Research Ltd., 615 S. DuPont Highway, Dover, County of Kent, Delaware 19901.

5.          Members. The names of the Members and their percentage interests are:

TABLE Eleventh Avenue LLC	96.9231%
JAEB, LLC	3.0769%

6.          Management Powers. The Managing Member is TABLE Eleventh Avenue LLC. The business and affairs of the Company shall be managed by the Managing Member. The Managing Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purpose described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. Notwithstanding any other provision of this Agreement, the Managing Member is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other Member or person.

7.          Dissolution. The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (a) the unanimous written consent of the Members, (b) any time there are no members of the Company unless the Company is continued in accordance with the Act, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

8.          Allocations of Profits and Losses. The Company’s profits and losses shall be allocated to the Member in accordance with its ownership percentage. The Managing Member shall be the “Tax Matters Partner”.

9.          Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Managing Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

10.        Assignments. The Members may at any time assign in whole or in part their limited liability company interests in the Company upon the approval of other Member.

11.        Resignation. Except as may be set forth in this Agreement, no Member may withdraw or resign from the Company without the consent of the Managing Member.

12.        Liability of Members. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

13.        Binding Effects; Benefits of Agreement. This agreement shall be binding upon and inure to the benefit of the Member and its legal representatives, as applicable. No person other than a Member shall be entitled to any benefits under the Agreement, except as otherwise expressly provided.

14.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the Members, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

15.        Further Assurances. The parties hereto agree that they will cooperate with each other and will execute and deliver, or cause to be executed and delivered, all such other instruments, and will take all such other actions, as any party hereto may reasonably request from time to time in order to effectuate the provisions and purposes hereof.

15.        Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 12th day of June, 2015.

MANAGING MEMBER:	TABLE Eleventh Avenue LLC

By:	TABLE Holdings, LP its Sole Member

By:	TABLE Holdings Management, LLC its General Partner

By:	/s/ William A. Ackman
William A. Ackman
Title: Managing Member

MEMBER:	JAEB, LLC

By:	/s/ Nicholas Botta
Nicholas Botta
Title:	Manager